                                                                  EXHIBIT 23.13

                                 [PKF LETTERHEAD]


October 21, 1997

Mr. Edward J. Welch
Director
Merrill Lynch
250 Vesey Street
New York, NY 10021-1326

Dear Mr. Welch:

This is to confirm that our reports on the appraisal of the market value of the Four Seasons Hotel located in Santa Barbara, California, the Ritz-Carlton located in St. Louis, Missouri, and the Four Seasons Hotel located in Austin, Texas, may be included in a Registration Statement to be filed with the Securities and Exchange Commission. However, it is understood that our reports must be included in their entirety in any filing.

If you have any questions on the foregoing, please don't hesitate to give me a call.

                                     Very truly yours,


                                     /s/ Thomas E. Callahan
                                     -------------------------------------
                                         Thomas E. Callahan, CPA, CRE, MAI
                                         Executive Vice President


TEC/dd